                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, effective as of August 1, 2001, by and among WILLIAM BLAIR FUNDS, a business trust organized under the laws of the State of Delaware (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

     WHEREAS the Fund and Investors Bank entered into a Custodian Agreement dated October 1, 1999, as amended from time to time (the "Custodian Agreement"); and

     WHEREAS, the Fund and Investors Bank desire to amend the Custodian Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Amendments.
     ----------

     (a) Section 1 of the Custodian Agreement is hereby amended by deleting such
Section 1 in its entirety and inserting in lieu thereof, the following:

     "Bank Appointed as Custodian. The Fund hereby appoints the Bank as
      ---------------------------
     custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties."

     (b) Section 13 of the Custodian Agreement is hereby amended by deleting such Section 13 in its entirety and by inserting in lieu thereof, the following:

     "Additional Services. The Bank shall perform the additional services for
      -------------------
     the Fund as are set forth on Appendix C hereto."

     (c) Section 14.5 of the Custodian Agreement is hereby amended by deleting such Section 14.5 in its entirety and by inserting in lieu thereof, the following:

     "Fees and Expenses of the Bank. For the services rendered by the Bank
      -----------------------------
     hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

     Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the fifth (5th) business day after the end of such month based on information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. The Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed."

     (d) Schedule B to the Agreement is deleted in its entirety and reserved.

     (e) Section 16.1 of the Custodian Agreement is hereby amended by deleting such Section 16.1 in its entirety and by inserting in lieu thereof, the following:

     "This Agreement shall remain in effect until October 1, 2004 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall continue until terminated by either party upon one-hundred-twenty (120) days prior written notice to the other party.

     Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the nonviolating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice."

2.   Miscellaneous.
     -------------

     (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                            INVESTORS BANK & TRUST COMPANY

                                            By:      /s/Andrew M. Nesvet
                                               ---------------------------------
                                            Name:    Andrew M. Nesvet
                                                 -------------------------------
                                            Title:   Senior Director
                                                  ------------------------------

                                            WILLIAM BLAIR FUNDS

                                            By:      /s/Marco Hanig
                                               ---------------------------------
                                            Name:    Marco Hanig
                                                 -------------------------------
                                            Title:   President
                                                  ------------------------------

                               WILLIAM BLAIR FUNDS

                          FEE SCHEDULE FOR FUND COMPLEX
                                   (Ten Funds)
                                  July 6, 2001

================================================================================

                CUSTODY, FUND ACCOUNTING & CALCULATION OF N.A.V.

================================================================================

     A. Custody, Fund Accounting and Calculation of N.A.V.
        --------------------------------------------------

     The following fees will apply to all assets for which Investors Bank provides custody and fund accounting.

                                                   Annual Asset Fee
                                                   ----------------

     First $1 Billion In Net Assets                3.0 Basis Points
     Next $1.5 Billion In Net Assets               2.0 Basis Points
     Above $2.5 Billion In Net Assets              1.0 Basis Points


     .    There will be a yearly $3,000 per active share class fee.
                                            ------

     .    There will be a yearly $1,000 per inactive share class fee.
                                            --------

     B.   Domestic Transaction Costs
          --------------------------

                                                        Per Transaction
                                                        ---------------

       DTC/Fed Book Entry                                   $10.00
       Non-DTC, Boston Settlements                          $20.00**
       Non-DTC, New York Settlements                        $35.00
       Non-DTC, New York Maturities                         $10.00
       GNMA Securities                                      $35.00
       Government Paydown                                   $ 5.00
       Futures                                              $18.00
       Foreign Exchange Contracts                           $18.00
       Incoming Wires                                       $ 5.00
       Outgoing Wires                                       $ 7.50

       **There is no charge for maturities of these items.

     B.   Global Custody
          --------------

     . Incremental basis point and transaction fees will be charged on all foreign assets for which we are custodian. The asset based fees and transactions fees vary by country as listed in the attached Global Custody Fee Schedule. Local duties, script fees, reclaims, registration, exchange fees and other market charges are out-of-pocket.

================================================================================

                         OUT-OF-POCKET & BALANCE CREDITS

================================================================================

     A.   Out-of-Pocket
          -------------

          These charges consist of:

              -Pricing & Verification Services
              -Postage / Delivery / Microfiche
              -Systems Customization (if required)
              -Third Party Audit
              -Customized Forms & Supplies
              -Telephone (Fax and Transmissions)
              -Micro & Support Equipment Rental
              -Ad hoc Reports
              -Legal Fees for substantial changes to Investors Bank's standard contracts
              -All local duties, script fees and any other market standard fee levied in accordance with local market practices

     B.   Balance Credits
          ---------------

          We allow balance credits against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship. The monthly earnings allowance will equal 75% of the 90 day Treasury Bill rate.

     *The above fees will be charged against the fund's custodial checking account on the last business day of the month.

     **This fee schedule is valid for 60 days from date of issue and assumes the execution of a two year contract with an automatic two year renewed.

Investors Bank & Trust Company
Global Custody Fee Schedule - William Blair
May 7, 2001

--------------------------------------------------------------------------------
Country                                          BP Charge       Trade Charge
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Argentina *                                        17.00          $    75.00
Australia                                           4.00          $    45.00
Austria                                             6.00          $    60.00
Bahrain                                            41.00          $   140.00
Bangladesh                                         41.00          $   150.00
Belgium                                             5.00          $    55.00
Bermuda                                            20.00          $   100.00
Botswana                                           50.00          $   175.00
Brazil **                                          22.00          $    80.00
Bulgaria                                           40.00          $   100.00
Canada                                              3.00          $    25.00
Cedel                                               4.00          $    20.00
Chile **                                           45.00          $   100.00
China                                              20.00          $    75.00
Colombia ***                                       45.00          $   140.00
Croatia                                            45.00          $   125.00
Cyprus                                             50.00          $   150.00
Czech Republic                                     17.00          $    75.00
Denmark                                             4.00          $    55.00
Ecuador                                            45.00          $   100.00
Egypt                                              41.00          $   100.00
Estonia                                            30.00          $   125.00
Euroclear                                           2.50          $    20.00
Finland                                             5.00          $    55.00
France                                              5.00          $    50.00
Germany                                             4.00          $    30.00
Ghana                                              50.00          $   200.00
Greece - Equity Fund ****                          20.00          $   100.00
Greece - Fixed Income Fund ****                    15.00          $   100.00
Hong Kong                                           5.00          $    65.00
Hungary                                            25.00          $   100.00
India                                              15.00          $   150.00
Indonesia                                          10.00          $    65.00
Ireland                                             6.50          $    60.00
Israel                                             22.00          $    60.00
Italy                                               5.00          $    50.00
Japan                                               5.00          $    25.00
Jordan                                             41.00          $   120.00
Kazakhstan *****                                   45.00          $   150.00
Kenya                                              50.00          $   200.00
Korea                                              10.00          $    60.00
Latvia                                             30.00          $   125.00
Lebanon                                            41.00          $   140.00

Lithuania                                          20.00         $     75.00
Luxembourg                                          7.00         $     60.00
Malaysia                                           10.00         $     70.00
Mauritius                                          41.00         $    140.00
Mexico                                              7.00         $     40.00
Morocco                                            40.00         $    150.00
Namibia                                            50.00         $    200.00
Netherlands                                         4.00         $     35.00
New Zealand                                         4.00         $     60.00
Norway                                              4.50         $     45.00
Oman                                               41.00         $    140.00
Pakistan                                           41.00
Peru                                               35.00         $    100.00
Philippines                                        13.00         $     65.00
Poland                                             22.00         $    100.00
Portugal                                           15.00         $    100.00
Romania                                            45.00         $    125.00
Russia - Equity Fund ****                          50.00         $    250.00
Russia - Fixed Income Fund ****                    35.00         $    140.00
Singapore                                           9.00         $     60.00
Slovakia                                           20.00         $     75.00
Slovenia                                           41.00         $    100.00
South Africa                                        5.00         $     30.00
Spain                                               5.00         $     60.00
Sri Lanka                                          13.00         $     65.00
Swaziland                                          50.00         $    200.00
Sweden                                              4.00         $     40.00
Switzerland                                         4.00         $     50.00
Taiwan                                             12.00         $     65.00
Thailand                                            9.00         $     65.00
Turkey                                             20.00         $    100.00
UK                                                  4.00         $     40.00
Uruguay                                            50.00         $    150.00
Venezuela **                                       45.00         $    140.00
Zambia                                             50.00         $    200.00
Zimbabwe                                           50.00         $    175.00

*Bonds billed at Face Value
**Local Administration Fees passed through as actuals.
***20 BP Local Administration Charge on month-end market value each month.
($400 minimum, $4,000 maximum per account)
****The Designation as an Equity or Fixed Income Fund shall be determined based on 50% or greater of fund Assets invested in Equity or Fixed Income Securities. *****Transaction fees are charged for corporate actions. Depository fees are charged as actuals.
Euroclear charges apply to only approved continental European countries Out-of-Pocket Charges, including Euroclear Cross Border fees, are passed through as actuals in all markets

                                                     Investors Bank Confidential

                                       2